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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 of our report dated April 27, 2010 relating to the financial statements of American International Life Assurance Company of New York Variable Account A, our report dated April 30, 2010 relating to the financial statements of American International Life Assurance Company of New York and our report dated May 3, 2010 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 26, 2010 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of American International Group, Inc., which appears in its Annual Report on Form 10-K and our Amended Annual Report dated March 31, 2010 on Form 10-K/A for the year ended December 31, 2009. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 3, 2010